CERTIFICATE OF DESIGNATION
OF
OPTIONS MEDIA GROUP HOLDINGS, INC.
(CONTINUED)

A.      Series A Preferred Stock.

1.   Designation; Ranking. A series of preferred stock is hereby designated as Series A Preferred Stock (the "Series A Preferred Stock").

2.   Number. The number of shares constituting Series A Preferred Stock is fixed at 12,130 shares, par value $.001 per share, and such amount may not be increased or decreased except with the written consent of the holders of at least a majority of the issued and outstanding Series A Preferred Stock.

3.   Liquidation. Upon the occurrence of any Liquidation Event, the funds and assets that may be legally distributed to the Corporation's stockholders (the "Available Funds and Assets") shall be distributed to the holders of Series A Preferred Stock in the following manner:

(a) Liquidation Event. A "Liquidation Event" shall mean (i) the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, or (ii) (A) any reorganization, consolidation, merger or similar transaction or series of related transactions (each, a "Combination Transaction") in which the Corporation is a constituent party, or a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such Combination Transaction, if, as a result of such Combination Transaction, the voting securities of the Corporation that are outstanding immediately prior to the consummation of such Combination Transaction (other than any such securities that are held by an "Acquiring Stockholder", as defined below) do not represent, or are not converted into, securities of the surviving corporation of such Combination Transaction (or such surviving corporation's parent corporation if the surviving corporation is owned by the parent corporation) that, immediately after the consummation of such Combination Transaction, together possess at least a majority of the total voting power of all securities of such surviving corporation (or its parent corporation, if applicable) that are outstanding immediately after the consummation of such Combination Transaction, including securities of such surviving corporation (or its parent corporation, if applicable) that are held by the Acquiring Stockholder; or (B) a sale, lease, license, transfer or other disposition, whether in a single transaction or a series of related transactions, of all or substantially all of the assets of the Corporation. An "Acquiring Stockholder" means a stockholder or stockholders of the corporation that (1) merges or combines with the Corporation in such Combination Transaction or (2) owns or controls a majority of another corporation that merges or combines with the Corporation in such Combination Transaction.

(b) Liquidation Preference. Upon any Liquidation Event, each holder of outstanding shares of the Series A Preferred Stock shall be entitled to be paid out of the Available Funds and Assets before any amount shall be paid or distributed to the holders of the Corporation's common stock, par value $0,001 per share (the "Common Stock"), or the holders of any other series or class of stock of the Corporation, an amount per share equal to $100.00, as proportionately adjusted for stock splits, subdivisions, combinations and similar transactions effecting the Series A Preferred Stock (the "Series A Preferred Stock Original Issue Price"). If upon any Liquidation Event, the Available Funds and Assets to be distributed to the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such stockholders of their full preferential amount described herein, then all of the Available Funds and Assets shall be distributed among the holders of the then outstanding Series A Preferred Stock pro rata according to die number of outstanding shares of Series A Preferred Stock held by each holder thereof.

(c) Remaining Assets. If there are any Available Funds and Assets remaining after the payment or distribution (or the setting aside for payment or distribution) to the holders of Series A Preferred Stock of their full preferential amounts described in Section A.3(b), then all such remaining Available Funds and Assets shall be distributed among the holders of the Series B Preferred Stock of their full preferential amounts described in Section B.3(a), then all such remaining Available Funds and Assets shall be distributed among the holders of the then outstanding Common Stock pro rata according to the number of shares of Common Stock held by each holder thereof, subject to the rights of any other holders of preferred stock to share in the any distribution of the remaining Available Funds and Assets available for distribution.

(d) Notice. Prior to the occurrence of any Liquidation Event, and in any event not less than twenty (20) calendar days prior to any payment date with respect thereto, the Corporation will furnish each holder of the Series A Preferred Stock notice in accordance with Section A.7 hereof; together with a certificate prepared by the chief financial officer (or any other executive officer) of the Corporation describing in detail the facts of such Liquidation Event, stating in detail the amount(s) per share of the Series A Preferred Stock each holder of the Series A Preferred Stock would receive pursuant to the provisions of Section A.3(b) hereof and stating in detail the basis upon which such amounts were determined.

(e) Reduction of Tine for Notice. The holder or holders of not less than a majority of the outstanding shares of Series A Preferred Stock may, at any time upon written notice to the Corporation, reduce the time, but not below five (5) business days, for notice pursuant to any notice provisions specified herein for the benefit of such holders, and any such reduction of time shall be binding upon all holders of such securities.

4.   Voting.

(a) General. Subject to the other provisions of this Certificate of Designation, each holder of Series A Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Corporation (as in effect at the time in question) and applicable law, and shall be entitled to vote, together with the holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote, except as may be otherwise provided by applicable law. Except as otherwise expressly provided herein or as required by law, the holders of Series A Preferred Stock, the holders of Series B Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

(b) Number of Votes. Each holder of shares of Series A Preferred Stock shall be entitled to vote those shares of Common Stock that would be receivable upon the conversion of such holder's Series A Preferred Stock, as limited by Section A.5G), at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken or any written consent of stockholders is solicited.

(c) Required. At any time when shares of Series A Preferred Stock are outstanding, in addition to any other vote required by law or the Corporation's Articles of Incorporation, without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, the Corporation shall not, either directly or by amendment, merger, consolidation or otherwise:

(i)           amend, alter or repeal any provision of the Articles of Incorporation or Bylaws of the Corporation to provide any person with rights with respect distributions upon a Liquidation Event that are senior to, or pari parsu with, the Series A Preferred Stock; or

(ii)           change the rights or preferences of the Series A Preferred Stock or increase the authorized number of shares of Series A Preferred Stock.

5.   Conversion. The holders of the Series A Preferred Stock shall have, and be subject to, the following conversion rights:

(a)   Conversion Upon Election of Holders. For a period of two (2) years following the date hereof, each holder of shares of the Series A Preferred Stock shall be entitled, upon (i) written notice to the transfer agent (or to the Corporation if the Corporation serves as its own transfer agent) and (ii) the satisfaction of the requirements set forth in Section A.5(g), to convert all or any part of the Series A Preferred Stock then held by such holder into a number of fully paid and nonassessable shares of Common Stock in accordance with Section A.5(c).

(b)   Conversion Time. The "Conversion Time" shall mean with respect to a conversion upon the election of the holders of Series A Preferred Stock, the date notice was provided by the Corporation in accordance with this Certificate; provided that at the election of the holder of the Series A Preferred Stock to be converted, such conversion may be conditioned upon, and the "Conversion Time" with respect to a Liquidation Event shall mean immediately prior to the occurrence of the Liquidation Event (which for purposes of a Liquidation Event described in Section A.3(a)(ii) hereof shall mean immediately prior to the closing of such Liquidation Event), in which event the person(s) entitled to receive Common Stock of the Corporation upon conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the occurrence of the Liquidation Event.

(c)   Conversion Formula. At the Conversion Time, each share of Series A Preferred Stock subject to conversion shall be convertible into the number of shares of Common Stock which results from dividing the Series A Preferred Stock Original Issue Price by the conversion price for the Series A Preferred Stock that is in effect at the time of conversion (the "Series A Preferred Stock Conversion Price"). The Series A Preferred Stock Conversion Price shall be subject to adjustment pursuant to Section A.6 from time to time. Following each adjustment, such adjusted Series A Preferred Stock Conversion Price shall remain in effect until a further adjustment hereunder. The initial Series A Preferred Stock Conversion Price shall be S0.035.

(d)   Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Corporation's Articles of Incorporation.

(e)   Fractional Shares. No fractional shares of Common Stock shall be issued upon any conversion of Series A Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay the holder cash equal to the product of such fraction multiplied by the Common Stock's Fair Market Value at the Conversion Time. The Corporation shall, as soon as practicable after the Conversion Time, deliver to the holders of Series A Preferred Stock, or to their nominees, cash in lieu of any fraction of a share. For purposes of this Certificate of Designation, "Fair Market Value" of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

(i)           If the Company's Common Stock is traded on an exchange or is quoted on the NASDAQ Global Market, NASDAQ Global Select Market, the NASDAQ Capital Market, the New York Stock Exchange or the American Stock Exchange, LLC, then the average of the closing sale prices of the Common Stock for the thirty (30) trading days immediately prior to (but not including) the Determination Date;

(ii)           If the Corporation's Common Stock is not traded on an exchange or on the NASDAQ Global Market, NASDAQ Global Select Market, the NASDAQ Capital Market, or the NYSE Euronext, but is traded on the OTC Bulletin Board or in the over-the- counter market, then the average of the closing bid and ask prices reported for the thirty (30) trading days immediately prior to (but not including) the Determination Date;

(iii)           Except as provided in clause (iv) below, if the Corporation's Common Stock is not publicly traded, then as such holder and the Corporation agree, or in the absence of such an agreement, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided; or

(iv)    If the Determination Date is the date of a Liquidation Event, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such Liquidation Event, plus all other amounts to be payable per share in respect of the Common Stock upon the Liquidation Event under the charter, assuming for the purposes of this clause (iv) that all of the shares of Common Stock then issuable upon conversion of all of the preferred stock are outstanding at the Determination Date.

(f)   No Impairment. The Corporation shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the rights, preferences and privileges of the holders of the Series A Preferred Stock against impairment.

(g)           Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert shares of Series A Preferred Stock into shares of Common Stock in connection with a conversion pursuant to Section A.5(a), the holder shall surrender the certificate for such shares of Series A Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock represented by such certificate and, if applicable, any event on which such conversion is contingent. The notice shall state the holder's name or the names of the nominees in winch such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing.

(h)           Taxes Upon Conversion. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock pursuant to this Section A.5. The Corporation shall not, however, be required to pay any tax that might be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that the tax has been paid.

(i)   New Stock Certificate. In the event less than all the shares represented by a certificate are converted, the Corporation shall promptly issue to the holder thereof a new certificate representing the unconverted shares.

(j)   Conversion Limitation. A holder of Series A Preferred Stock shall not be entitled to convert pursuant to the terms of this Certificate of Designation a number of shares that would be convertible into that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by such holder and its affiliates on a Conversion Time, (ii) any Common Stock issuable in connection with the unconverted portion of such holder's Series A Preferred Stock, and (iii) the number of shares of Common Stock issuable upon the conversion of the Series A Preferred Stock with respect to which the determination of this provision is being made, which would result in beneficial ownership by such holder and its affiliates of more than 4.99% of the outstanding shares of the Common Stock. For the purposes of this Section A.5(j), beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, a holder of Series A Preferred Stock shall not be limited to aggregate conversions of only 4.99% and aggregate conversion by such holder may exceed 4,99%. A holder of Series A Preferred Stock shall have the authority and obligation to determine whether the restriction contained in this Section A.5(j) will limit any conversion hereunder and to the extent that such holder determines that the limitation contained in this Section A.5(j) applies, the determination of which portion of the Series A Preferred Stock is convertible shall be the responsibility and obligation of such holder. A holder of Series A Preferred Stock may waive the conversion limitation described in this Section A.5(j), in whole or in part, upon and effective after sixty-one (61) days prior written notice to the Corporation to increase such percentage to up to 9.99%.

(k)   Delivery of Common Stock Certificates. As soon as practicable after the conversion of the Series A Preferred Stock in full or in part by a holder of Series A Preferred Stock, and in any event within three (3) business days thereafter (the "Series A Preferred Stock Delivery Date"), the Corporation at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to applicable holder of Series A Preferred Stock, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates (the "Common Stock Certificates") for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock to which such holder shall be entitled on such conversion. The Corporation understands that a delay in the delivery of the Common Stock Certificates after the Series A Preferred Stock Delivery Date could result in economic loss to the holder of the Series A Preferred Stock. As compensation to a holder of Series A Preferred Stock for such loss, the Corporation agrees to pay (as liquidated damages and not as a penalty) to such holder for late issuance of the Common Stock Certificates the proportionate amount of $100 per business day after the Series A Preferred Stock Delivery Date for each $10,000 of Series A Preferred Stock being converted but which Common Stock Certificates have not been delivered (calculated by using the Original Issue Price of such Series A Preferred Stock). The Corporation shall pay any payments incurred under this Section A.5(k) in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to a holder of Series A Preferred Stock, in the event that the Corporation fails for any reason to effect delivery of the Common Stock Certificates by the Series A Preferred Stock Delivery Date, a holder of Series A Preferred Stock may revoke all or part of the relevant conversion by delivery of a notice to such effect to the Corporation, whereupon the Corporation and such holder shall each be restored to their respective positions immediately prior to die conversion of the relevant portion of the Series A Preferred Stock, except that the liquidated damages described above shall be payable through the date notice of revocation or rescission is given to the Corporation. Notwithstanding the preceding, this Section A.5(k) shall not apply with respect to a conversion in connection with a Liquidation Event provided that the holder of the Series A Preferred Stock receives the proceeds or other consideration to which such holder is entitled upon conversion at the same time as the holders of the Common Stock.

(1)   Buy-In. In addition to any other rights available to the holder of Series A Preferred Stock, if the Corporation fails to deliver to a holder of the Series A Preferred Stock the number of shares of Common Stock required to be issued pursuant to this Certificate of Designation within seven (7) business days after the Series A Preferred Stock Delivery Date and the holder of the Series A Preferred Stock (or a broker on such holder's behalf), purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such holder of shares of Common Stock which the holder was entitled to receive from the Corporation (a "Buy-In"), then the Corporation shall pay in cash to such holder (in addition to any remedies available to or elected by such holder) the amount by which (A) the holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate Series A Preferred Stock Original Issue Price for the shares of Common Stock required to have been delivered together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if a holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to Common Stock to have been received upon conversion of Series A Preferred Stock having a Series A Preferred Stock Issuance Price of $10,000, the Corporation shall be required to pay the Holder $1,000, plus interest. A holder of Series A Preferred Stock shall provide the Corporation written notice indicating the amounts payable to such holder in respect of the Buy-In.

(m)   Injunction Posting of Bond. In the event a holder of Series A Preferred Stock shall elect to convert all or part of its Series A Preferred Stock, the Corporation may not refuse conversion based on any claim that such holder or anyone associated or affiliated with such holder has been engaged in any violation of law, or for any other reason (other than failure to satisfy the requirements for conversion set forth in this Certificate of Designation), unless, an injunction from a court made on notice to such holder, restraining and or enjoining conversion of all or part of the Series A Preferred Stock shall have been sought and obtained by the Corporation and the Corporation has posted a surety bond for the benefit of such holder in the amount of 120% of the Series A Preferred Stock Original Issue Price for the Series A Preferred Stock outstanding, or, if lesser, the aggregate Series A Preferred Stock Original Issue Price for the Series A Preferred Stock sought to be subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such holder to the extent the judgment or decision is in such holder's favor.

(n)   Redemption. In the event that the Corporation is unable or fails (other than due to the limitations contained in Section A.5(j)) to issue Common Stock pursuant to a conversion by a holder of Series A Preferred Stock in accordance with the terms hereof within six (6) months following the Conversion Time (regardless as to the reason, including, without limitation, the fact that there are insufficient shares of Common Stock authorized and reserved by the Corporation), such holder shall be entitled to cause the Corporation to redeem its outstanding Series A Preferred Stock. In order to effect such redemption, a holder of Series A Preferred Stock shall provide the Corporation written notice indicating the amount of shares that the holder is requesting the Corporation to redeem pursuant to this Section A.5(m). With seven (7) business days following the receipt of such notice, the Corporation shall pay the holder in cash an amount equal to the number of shares of Series A Preferred Stock being redeemed multiplied by 120% of the Series A Preferred Stock Original Issue Price.

6.   Adjustments.

(a)   Adjustment Upon Common Stock Event. At any time or from time to time after the date on which the first share of Series A Preferred Stock was issued by the Corporation (the "Series A Preferred Stock Original Issue Date"), upon the happening of a Common Stock Event (as hereinafter defined), the Conversion Price of the Series A Preferred Stock shall, simultaneously with the happening of such Common Stock Event, be adjusted by multiplying the Conversion Price in effect immediately prior to such Common Stock Event by a fraction, (i) the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such Common Stock Event, and (ii) the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately after such Common Stock Event, and the product so obtained shall thereafter be the Series A Preferred Stock Conversion Price. The Series A Preferred Stock Conversion Price shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event. As used herein, the term "Common Stock Event" shall mean (i) the issue by the Corporation of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

(b)   Adjustments for Other Dividends and Distributions. If at any time or from time to time after the Series A Preferred Stock Original Issue Date the Corporation pays a dividend or makes another distribution to the holders of the Common Stock payable in securities of the Corporation, other than an event constituting a Common Stock Event, then in each such event provision shall be made so that the holders of the Series A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion thereof, the amount of securities of the Corporation which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event (or such record date, as applicable) and had they thereafter, during the period from the date of such event (or such record date, as applicable) to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section A.6 with respect to the rights of the holders of the Series A Preferred Stock or with respect to such other securities by their terms.

(c)   Adjustment for Reclassification. Exchange and Substitution. If at any time or from time to time after the Series A Preferred Stock Original Issue Date the Common Stock issuable upon the conversion of the Series A Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than by a Common Stock Event or a stock dividend, reorganization, merger, or consolidation provided for elsewhere in this Section A.6), then in any such event, but subject to Section A.5, each holder of Series A Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(d)   Reorganizations, Mergers and Consolidations. If at any time or from time to time after the Series A Preferred Stock Original Issue Date there is a reorganization of the Corporation (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section A.6) or a merger or consolidation of the Corporation with or into another corporation (except a Liquidation Event), then, as a part of such reorganization, merger or consolidation, provision shall be made so that the holders of the Series A Preferred Stock thereafter shall be entitled to receive, upon conversion of the Series A Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of such successor corporation resulting from such reorganization, merger or consolidation, to which a holder of Common Stock deliverable upon conversion would have been entitled on such reorganization, merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section A.6 with respect to the rights of the holders of the Series A Preferred Stock after the reorganization, merger or consolidation to the end that the provisions of tin's Section A.6 (including adjustment of the Series A Preferred Stock Conversion Price then in effect and number of shares issuable upon conversion of the Series A Preferred Stock) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable. This Section A.6 shall similarly apply to successive reorganizations, mergers and consolidations.

(e)   Share Issuance. If, at any time within two (2) years following the Series A Preferred Stock Original Issue Date, the Corporation shall issue any Common Stock, except for the Excepted Issuances (as hereinafter defined), for a consideration per share that is less than the Series A Conversion Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issuance, the Series A Conversion Price shall be reduced to such other lower issue price. For purposes of this adjustment and except for the Excepted Issuances, the issuance of any security or debt instrument of the Borrower carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Series A Conversion Price upon the issuance of the above-described security, debt instrument, warrant, right, or option and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then applicable Series A Conversion Price. Common Stock issued or issuable by the Corporation for no consideration will be deemed issuable or to have been issued for $0,001 per share of Common Stock. The reduction of the Series A Conversion Price described in this paragraph is in addition to the other rights of the Holder described in this Certificate of Designation.    For purposes of this Certificate of Designation, "Excepted Issuance" shall mean any proposed sale by the Corporation of its Common Stock or equity linked debt obligations, except in connection with (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of the securities or assets of a corporation or other entity (or any division or business unit thereof) so long as such issuances are not for the purpose of raising capital, (ii) the Corporation's issuance of securities in connection with strategic supply, sale or license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital, (iii) the Corporation's issuance of Common Stock or the issuances or grants of options to purchase Common Stock to employees, directors, and consultants issued and outstanding on or before December 28, 2009, (iv) the Corporation's proposed plan to issue additional options or other stock rights to employees, directors, and consultants to purchase up to 20,000,000 shares of Common Stock), and (v) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on or before December 28, 2009 (including, but not limited to, any debt subject to that certain Agreement to Restructure date December 15, 2009) on the unamended terms of the foregoing as of December 28,2009.

(f)   Certificate of Adjustment, In each case of an adjustment or readjustment of the Series A Preferred Stock Conversion Price, the Corporation, at its expense, shall cause its chief financial officer (or other executive officer) to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid (or by electronic mail if agreed to by the holder), to each registered holder of the Series A Preferred Stock at the holder's address as shown in the Corporation's books.

7.   Notices. Any notice required by the provisions of this Certificate of Designation to be given to the holders of shares of the Series A Preferred Stock shall be deemed given upon the earlier of (i) actual receipt, (ii) three (3) days after deposit in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, or (iii) one (1) business day after deposit with a recognized and reputable express courier for delivery the next business day, fees prepaid, addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

B.      Series B Preferred Stock.

1.   Designation; Ranking. A series of preferred stock is hereby designated as Series B Preferred Stock (the "Series B Preferred Stock").

2.   Number. The number of shares constituting Series B Preferred Stock is fixed at 7,175 shares, par value $.001 per share, and such amount may not be increased or decreased except with the written consent of the holders of at least a majority of the issued and outstanding Series B Preferred Stock.

3.   Liquidation. Upon the occurrence of any Liquidation Event, the Available Funds and Assets shall be distributed to the holders of Series B Preferred Stock in the following manner:

(a)   Liquidation Preference. Upon any Liquidation Event, each holder of outstanding shares of the Series B Preferred Stock shall be entitled to be paid out of the Available Funds and Assets after any amount that shall be paid or distributed to the holders of the Series A Preferred Stock, but before any amount shall be paid or distributed to the holders of the Common Stock or the holders of any other series or class of stock of the Corporation, an amount per share equal to $350.00, as proportionately adjusted for stock splits, subdivisions, combinations and similar transactions effecting the Series B Preferred Stock (the "Series B Preferred Stock Original Issue Price"). If upon any Liquidation Event, the Available Funds and Assets to be distributed to the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such stockholders of their full preferential amount described herein, then all of the Available Funds and Assets shall be distributed among the holders of the then outstanding Series B Preferred Stock pro rata according to the number of outstanding shares of Series B Preferred Stock held by each holder thereof.

(b)   Remaining Assets. If there are any Available Funds and Assets remaining after the payment or distribution (or the setting aside for payment or distribution) to the holders of Series A Preferred Stock of their full preferential amounts described in Section A.3(b) and to the holders of Series B Preferred Stock of their full preferential amounts described in Section B.3(a), then all such remaining Available Funds and Assets shall be distributed among the holders of the then outstanding Common Stock pro rata according to the number of shares of Common Stock held by each holder thereof, subject to the rights of any other holders of preferred stock to share in the any distribution of the remaining Available Funds and Assets available for distribution.

(c)   Notice. Prior to the occurrence of any Liquidation Event, and in any event not less than twenty (20) calendar days prior to any payment date with respect thereto, the Corporation will furnish each holder of the Series B Preferred Stock notice in accordance with Section B.7 hereof; together with a certificate prepared by the chief financial officer (or any other executive officer) of the Corporation describing in detail the facts of such Liquidation Event, stating in detail the amount(s) per share of the Series B Preferred Stock each holder of the Series B Preferred Stock would receive pursuant to the provisions of Section B.3(a) hereof and stating in detail the basis upon which such amounts were determined.

(d)   Reduction of Time for Notice. The holder or holders of not less than a majority of the outstanding shares of Series B Preferred Stock may, at any time upon written notice to the Corporation, reduce the time, but not below five (5) business days, for notice pursuant to any notice provisions specified herein for the benefit of such holders, and any such reduction of time shall be binding upon all holders of such securities.

4.   Voting.

(a)   General. Subject to the other provisions of this Certificate of Designation, each holder of Series B Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Corporation (as in effect at the time in question) and applicable law, and shall be entitled to vote, together with the holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote, except as may be otherwise provided by applicable law. Except as otherwise expressly provided herein or as required by law, the holders of Series B Preferred Stock and the holders of Series A Preferred Stock and Common Stock shall vote together and not as separate classes.

(b)           Number of Votes. Each holder of shares of Series B Preferred Stock shall be entitled to vote those shares of Common Stock that would be receivable upon the conversion of such holder's Series B Preferred Stock, as limited by Section B.5(j), at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken or any written consent of stockholders is solicited.

(c)           Required. At any time when shares of Series B Preferred Stock are outstanding, in addition to any other vote required by law or the Corporation's Articles of Incorporation, without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, the Corporation shall not, either directly or by amendment, merger, consolidation or otherwise:

(i)           amend, alter or repeal any provision of the Articles of Incorporation or Bylaws of the Corporation to provide any person with rights with respect distributions upon a Liquidation Event that are senior to, or pari parsu with, the Series B Preferred Stock; or

(ii)           change the rights or preferences of the Series B Preferred Stock or increase the authorized number of shares of Series B Preferred Stock.

5.   Conversion. The holders of the Series B Preferred Stock shall have, and be subject to, the following conversion rights:

(a) Automatic Conversion. At such time as an amendment to the certificate of incorporation of die Corporation is filed and effective increasing the Corporation's authorized shares of common stock to 300,000,000 shares (the "Filing Date"), and provided that a Liquidation Event has not occurred, each share of the Series B Preferred Stock then held by each holder of the Series B Preferred Stock shall, upon receipt by such holder of the Common Stock issuable upon conversion of the Series B Preferred Stock (the "Series B Common Stock Certificate"), automatically, without further action of the Corporation or any such holder, convert into a number of fully paid and non-assessable shares of Common Stock in accordance with Section B.5(c), subject to the limitations contained in Section B.5(j).

(b) Conversion Time. The "Conversion Time" with respect to a Liquidation Event shall mean immediately prior to the occurrence of the Liquidation Event (which for purposes of a Liquidation Event described in Section B.3(a)(ii) hereof shall mean immediately prior to the closing of such Liquidation Event), in which event the person(s) entitled to receive Common Stock of the Corporation upon conversion of the Series B Preferred Stock shall not be deemed to have converted such Series B Preferred Stock until immediately prior to the occurrence of the Liquidation Event.  The "Conversion Time" with respect to a conversion pursuant to Section B.5(a) shall be the date the Series B Common Stock Certificate is required to be delivered to the holder of Series B Preferred Stock following the Filing Date as described in Section B.5(k), but in no event later than one hundred and eighty (180) days after the issue date of the Series B Preferred Stock to holder.

(c)   Conversion Formula. At the Conversion Time, each share of Series B Preferred Stock subject to conversion shall be convertible into the number of shares of Common Stock which results from dividing the Series B Preferred Stock Original Issue Price by the conversion price for the Series B Preferred Stock that is in effect at the time of conversion (the "Series B Preferred Stock Conversion Price"). The Series B Preferred Stock Conversion Price shall be subject to adjustment pursuant to Section B.6 from time to time. Following each adjustment, such adjusted Series B Preferred Stock Conversion Price shall remain in effect until a further adjustment hereunder. The initial Series B Preferred Stock Conversion Price shall be $0,035.

(d)   Reservation of Stock Issuable Upon Conversion. As of the date hereof, there are not enough authorized but unissued shares of Common Stock available and reserved for the purpose of effectuating the conversion of the Series B Preferred Stock. The Corporation shall at all times following the Filing Date reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Corporation's Articles of Incorporation.

(e)   Fractional Shares. No fractional shares of Common Stock shall be issued upon any conversion of Series B Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay the holder cash equal to the product of such fraction multiplied by the Common Stock's Fair Market Value. The Corporation shall, as soon as practicable after the Conversion Time, deliver to the holders of Series B Preferred Stock, or to their nominees, cash in lieu of any fraction of a share.

(f)   No Impairment. The Corporation shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the rights, preferences and privileges of the holders of the Series B Preferred Stock against impairment.

(g)   Mechanics of Conversion. Upon the conversion of the Series B Preferred Stock into Common Stock and delivery of the Series B Common Stock Certificate pursuant to Section B.5(a), the stock certificates representing the Series B Preferred Stock shall be deemed null and void and of no further force.

(h)   Taxes Upon Conversion. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock on conversion of shares of Series B Preferred Stock pursuant to this Section B.5. The Corporation shall not, however, be required to pay any tax that might be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series B Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that the tax has been paid.

(i)   New Stock Certificate. In the event less than all the shares represented by a certificate are converted because of the limitation contained in Section B.5(j), the Corporation shall promptly issue to the holder thereof a new certificate representing the unconverted shares.

(j)   Conversion Limitation. No conversion shall be made with respect to a holder of Series B Preferred Stock if an amount that would be convertible into that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by such holder and its affiliates on a Conversion Time, (ii) any Common Stock issuable in connection with the unconverted portion of such holder's Series B Preferred Stock, and (iii) the number of shares of Common Stock issuable upon the conversion of Series B Preferred Stock with respect to which the determination of this provision is being made, which would result in beneficial ownership by such holder and its affiliates of more than 4.99% of the outstanding shares of the Common Stock. For the purposes of this Section B.5(j), beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, a holder of Series B Preferred Stock shall not be limited to aggregate conversions of only 4.99% and aggregate conversion by such holder may exceed 4.99%. A holder of Series B Preferred Stock shall have the authority and obligation to determine whether the restriction contained in this Section B.5(j) will limit any conversion hereunder and to the extent that such holder determines that the limitation contained in this Section B.5(j) applies, die determination of which portion of the Series B Preferred Stock is convertible shall be the responsibility and obligation of such holder. A holder of Series B Preferred Stock may waive the conversion limitation described in this Section B.5(j), in whole or in part, upon and effective after 61 days prior written notice to the Corporation to increase such percentage to up to 9.99%.

(k)   Delivery of Series B Common Stock Certificates. As soon as practicable after the Filing Date, and in any event not later than three (3) business days after the Filing Date but in no event later than one hundred and eighty (180) days after the issue date of the Series B Preferred Stock to holder (the "Series B Preferred Stock Delivery Date"), the Corporation at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to applicable holder of Series B Preferred Stock, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, the Series B Common Stock Certificates for the number of duly and validly issued, fully paid and non-assessable shares of Common Stock to which such holder shall be entitled on such conversion. The Corporation understands that a delay in the delivery of the Series B Common Stock Certificates after the Series B Preferred Stock Delivery Date could result in economic loss to the holder of the Series B Preferred Stock. As compensation to a holder of Series B Preferred Stock for such loss, the Corporation agrees to pay (as liquidated damages and not as a penalty) to such holder for late issuance of the Series B Common Stock Certificates the proportionate amount of $100 per business day after the Series B Preferred Stock Delivery Date for each $10,000 of Series B Preferred Stock Original Issue Price being converted but which Series B Common Stock Certificates have not been delivered (calculated by using the Original Issue Price of such Series B Preferred Stock). The Corporation shall pay any payments incurred under this Section B.5(k) in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to a holder of Series B Preferred Stock, in the event that the Corporation fails for any reason to effect delivery of the Series B Common Stock Certificates by the Series B Preferred Stock Delivery Date, a holder of Series B Preferred Stock may revoke all or part of the relevant conversion by delivery of a notice to such effect to the Corporation, whereupon the Corporation and such holder shall each be restored to their-respective positions immediately prior to the conversion of the relevant portion of the Series B Preferred Stock, except that the liquidated damages described above shall be payable through the date notice of revocation or rescission is given to the Corporation. Notwithstanding the preceding, this Section B.5(k) shall not apply with respect to a conversion in connection with a Liquidation Event provided that the holder of the Series B Preferred Stock receives the proceeds or other consideration to which such holder is entitled upon conversion at the same time as the holders of the Common Stock.

(1)   Buy-In. In addition to any other rights available to the holder of Series B Preferred Stock, if the Corporation fails to deliver to a holder of the Series B Preferred Stock the number of shares of Common Stock required to be issued pursuant to this Certificate of Designation within seven (7) business days after the Series B Preferred Stock Delivery Date and the holder of the Series B Preferred Stock (or a broker on such holder's behalf), purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such holder of shares of Common Stock which the holder was entitled to receive from the Corporation (a "Buy-In"), then the Corporation shall pay in cash to such holder (in addition to any remedies available to or elected by such holder) the amount by which (A) the holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate Series B Preferred Stock Original Issue Price for the shares of Common Stock required to have been delivered together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if a holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to Common Stock to have been received upon conversion of Series B Preferred Stock having a Series B Preferred Stock Issuance Price of $10,000, the Corporation shall be required to pay the Holder $1,000, plus interest. A holder of Series B Preferred Stock shall provide the Corporation written notice indicating the amounts payable to such holder in respect of the Buy-In.

(m)    Injunction Posting of Bond. In the event a holder of Series B Preferred Stock shall elect to convert all or part of its Series B Preferred Stock, the Corporation may not refuse conversion based on any claim that such holder or anyone associated or affiliated with such holder has been engaged in any violation of law, or for any other reason (other than failure to satisfy the requirements for conversion set forth in this Certificate of Designation), unless, an injunction from a court made on notice to such holder, restraining and or enjoining conversion of all or part of the Series B Preferred Stock shall have been sought and obtained by the Corporation and the Corporation has posted a surety bond for the benefit of such holder in the amount of 120% of the Series B Preferred Stock Original Issue Price for the Series B Preferred Stock outstanding, or, if lesser, the aggregate Series B Preferred Stock Original Issue Price for the Series B Preferred Stock sought to be subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such holder to the extent the judgment or decision is in such holder's favor.

(n)   Redemption. In the event that the Corporation is unable or fails (other than due to the limitations contained in Section B;5(j)) to issue the Series B Common Stock for the entire amount of shares of Common Stock issuable upon conversion of all of a holder's Series B Preferred Stock pursuant to a conversion of Series B Preferred Stock in accordance with the terms hereof within one hundred and eighty (180) days following the issue date of the Series B Preferred Stock to such holder (regardless as to the reason, including, without limitation, the fact that there are insufficient shares of Common Stock authorized and reserved by the Corporation), such holder shall be entitled to cause the Corporation to redeem its outstanding Series B Preferred Stock. In order to effect such redemption, a holder of Series B Preferred Stock shall provide the Corporation written notice indicating the amount of shares that the holder is requesting the Corporation to redeem pursuant to this Section B.5(n). With seven (7) business days following the receipt of such notice, the Corporation shall pay the holder in cash an amount equal to the number of shares of Series B Preferred Stock being redeemed multiplied by 120% of the Series B Preferred Stock Original Issue Price.

6.   Adjustments.

(a)   Adjustment Upon Common Stock Event. At any time or from time to time after the date on which the first share of Series B Preferred Stock was issued by the Corporation (the "Series B Preferred Stock Original Issue Date"), upon the happening of a Common Stock Event, the Conversion Price of the Series B Preferred Stock shall, simultaneously with the happening of such Common Stock Event, be adjusted by multiplying the Conversion Price in effect immediately prior to such Common Stock Event by a fraction, (i) the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such Common Stock Event, and (ii) the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately after such Common Stock Event, and the product so obtained shall thereafter be the Series B Preferred Stock Conversion Price. The Series B Preferred Stock Conversion Price shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event.

(b)   Adjustments for Other Dividends and Distributions. If at any time or from time to time after the Series B Preferred Stock Original Issue Date the Corporation pays a dividend or makes another distribution to the holders of the Common Stock payable in securities of the Corporation, other than an event constituting a Common Stock Event, then in each such event provision shall be made so that the holders of the Series B Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion thereof the amount of securities of the Corporation which they would have received had their Series B Preferred Stock been converted into Common Stock on the date of such event (or such record date, as applicable) and had they thereafter, during the period from the date of such event (or such record date, as applicable) to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section B.6 with respect to the rights of the holders of the Series B Preferred Stock or with respect to such other securities by their terms.

(c)   Adjustment for Reclassification. Exchange and Substitution. If at any time or from time to time after the Series B Preferred Stock Original Issue Date the Common Stock issuable upon the conversion of the Series B Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than by a Common Stock Event or a stock dividend, reorganization, merger, or consolidation provided for elsewhere in this Section B.6), then in any such event, but subject to Section B.5, each holder of Series B Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(d)   Reorganizations. Mergers and Consolidations. If at any time or from time to time after the Series B Preferred Stock Original Issue Date there is a reorganization of the Corporation (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section B.6) or a merger or consolidation of the Corporation with or into another corporation (except a Liquidation Event), then, as a part of such reorganization, merger or consolidation, provision shall be made so that the holders of the Series B Preferred Stock thereafter shall be entitled to receive, upon conversion of the Series B Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of such successor corporation resulting from such reorganization, merger or consolidation, to which a holder of Common Stock deliverable upon conversion would have been entitled on such reorganization, merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section B.6 with respect to the rights of the holders of the Series B Preferred Stock after the reorganization, merger or consolidation to the end that the provisions of this Section B.6 (including adjustment of the Series B Preferred Stock Conversion Price then in effect and number of shares issuable upon conversion of the Series B Preferred Stock) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable. This Section B.6 shall similarly apply to successive reorganizations, mergers and consolidations.

(e)   Share Issuance. If, at any time following the Series B Preferred Stock Original Issue Date, the Corporation shall issue any Common Stock, except for the Excepted Issuances (as hereinafter defined), for a consideration per share that is less than the Series B Conversion Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issuance, the Series B Conversion Price shall be reduced to such other lower issue price. For purposes of this adjustment and except for the Excepted Issuances, the issuance of any security or debt instrument of the Borrower carrying die right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Series B Conversion Price upon the issuance of the above-described security, debt instrument, warrant, right, or option and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then applicable Series B Conversion Price. Common Stock issued or issuable by the Corporation for no consideration will be deemed issuable or to have been issued for $0.001 per share of Common Stock. The reduction of the Series B Conversion Price described in this paragraph is in addition to the other rights of the Holder described in this Certificate of Designation.

(f)   Certificate of Adjustment. In each case of an adjustment or readjustment of the Series B Preferred Stock Conversion Price, the Corporation, at its expense, shall cause its chief financial officer (or other executive officer) to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid (or by electronic mail if agreed to by the holder), to each registered holder of the Series B Preferred Stock at the holder's address as shown in the Corporation's books.

7.   Notices. Any notice required by the provisions of this Certificate of Designation to be given to the holders of shares of the Series B Preferred Stock shall be deemed given upon the earlier of (i) actual receipt, (ii) three (3) days after deposit in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, or (iii) one (1) business day after deposit with a recognized and reputable express courier for delivery the next business day, fees prepaid, addressed to each holder of record at the address of such holder appearing on the books of the Corporation.